EX 10.3
                              EMPLOYMENT AGREEMENT

THIS AGREEMENT is made effective the 17th day of March, 2000


BETWEEN:

                  ESPORTBIKE.COM.INC. (formerly known as Morenci Corp.)

                  c/o Suite 980 - 1500 West Georgia Street
                  Vancouver, BC

                  (hereinafter referred to as the "Company")


AND:

                  KENT DOUGLAS COURTICE 1583 West 65th Avenue Vancouver, B.C.

                  (hereinafter referred to as Courtice)



         WITNESS THAT WHEREAS


A. The Company is a publicly traded Nevada corporation that recently acquired an internet business relating to sport bikes;

B. The Company believes that the value its shall increase substantially as a result of its entering into an employment agreement with Courtice and

C. Courtice has agreed to enter into employment agreements with the Company.

D. It is desirable to settle the terms between the Company and Courtice by written agreement.

     THE PARTIES HERETO for good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), covenant and agree as follows:

     WITNESSETH:

1. The Company hereby appoints Courtice to be President of the Company, effective April 1, 2000, in charge of administration of the Company's daily affairs.

2. In consideration for Courtice agreeing to act as President, the Company shall forthwith upon the execution of this agreement, transfer 5,000,000 fully paid and assessable shares in the Company's capital stock to Courtice at a deemed price of $.001 per share.

3. This Agreement shall be for an indefinite term unless modified or extended by mutual consent of the parties hereto in writing, giving either party thirty (30) days notice.

4. Courtice shall act upon all lawful instructions given to him by the Board of Directors of the Company.

5. Any notice required to be given to either party by the other hereunder shall well and sufficiently given to if sent by registered mail, postage prepaid, if to the Company addressed as follows:

         ESPORTBIKE.COM.INC

         Suite 980 - 1500 West Georgia Street
         Vancouver, BC

         And if to Courtice, addressed as follows:

                  1583 West 65th Avenue
                  Vancouver, B.C.

6. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective heirs, executors administrators, successors and assigns as the case may be.

7. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals effective as of the date first above written.

SIGNED, SEALED AND DELIVERED BY
 Gregg Marshall.

By:                                            By:
  /s/ M. Gregg Marshall                             /s/ Kent Courtice
 ________________________                          ________________________

Michael Gregg Marshall
                                                    Kent Douglas Courtice
President and Director